As filed with the Securities and Exchange Commission on August 19, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
POST EFFECTIVE AMENDMENT NO. 2 TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Fox & Hound Restaurant Group
(formerly “Total Entertainment Restaurant Corp.”)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2016614 (I.R.S. Employer Identification No.)
1551 North Waterfront Parkway
Wichita, KS 67206
(316) 634-0505
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
1997 INCENTIVE AND NONQUALIFIED STOCK OPTION
PLAN OF TOTAL ENTERTAINMENT RESTAURANT CORP.
TOTAL ENTERTAINMENT RESTAURANT CORP.
1997 DIRECTORS’ STOCK OPTION PLAN
(Full Title of Plans)
Steven M. Johnson
Chief Executive Officer
Fox & Hound Restaurant Group
1551 North Waterfront Parkway
Wichita, KS 67206, (316) 634-0505
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to
William R. Wood, II
Foulston Siefkin LLP
1551 North Watertront Parkway,
Suite 100
Wichita, KS 67202
(316) 267-6371

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Aggregate Amount	Offering Price	Aggregate Offering	Amount of
Securities to Be Registered	to Be Registered (1)	Per Share	Price	Registration Fee

Common Stock, par value $0.01

1997 Incentive and Nonqualified Stock Option Plan	500,000	$12.93 (2)	$6,465,000 (2)	$760.93

1997 Directors Stock Option Plan	100,000	$12.93 (2)	$1,293,000 (2)	$152.19

Total	600,000	$12.93	$7,758,000	$913.12

(1)	This Registration Statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the antidilution provisions of the employee benefit plans described herein and as promulgated by Rule 416 of the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act, and computed pursuant to Rule 457(c) and (h) of the Securities Act of 1933 as amended. The computation was based on the average of the high and low prices of our common stock as reported by the Nasdaq National Market on August 15, 2005 (being within five business days of the date of filing this Amendment).
EXPLANATORY NOTE
     Registrant hereby amends its Registration Statement on Form S-8 (File No. 333-91694) filed with the SEC on July 1, 2002, as previously amended by Post Effective Amendment No. 1 (File No. 333-118489) filed with the SEC on August 23, 2004, which are incorporated herein by reference, to increase the number of Registrant’s Common Stock available for issuance under the 1997 Incentive and Nonqualified Stock Option Plan (the “Incentive Plan”) by 500,000 shares so that a total of 2,500,000 shares will be available under the Incentive Plan and to increase the number of Registrant’s Common Stock available for issuance under the 1997 Directors Stock Option Plan (the “Director’s Option Plan”) by 100,000 shares so that a total of 500,000 shares will be available under the Director’s Option Plan.

Item 8. Exhibits
     The following exhibits are filed as part of this Form S-8-POS Registration Statement:

Exhibit No.	Description

5.1	Opinion of Foulston Siefkin LLP.

23.1	Consent of Foulston Siefkin LLP (contained in Exhibit 5.1).

23.2	Consent of KPMG LLP.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on August 19, 2005.

FOX & HOUND RESTAURANT GROUP
By	/s/ STEVEN M. JOHNSON
Steven M. Johnson
Chief Executive Officer/Principal Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Post Effective Amendment No. 2 Registration Statement has been signed below by the following persons and in the capacities and on the date indicated.

Signature	Title	Date

/s/ DENNIS L. THOMPSON Dennis L. Thompson	Chairman of the Board	August 19, 2005
s/ STEVEN M. JOHNSON Steven M. Johnson	Chief Executive Officer and Director (principal executive officer)	August 19, 2005

Signature	Title	Date
/s/ GARY M. JUDD Gary M. Judd	President and Director	August 19, 2005
/s/ JAMES K. ZIELKE James K. Zielke	Chief Financial Officer, Treasurer, Secretary and Director (principal financial and principal accounting officer)	August 19, 2005
/s/ NESTOR R. WEIGAND, JR. Nestor R. Weigand, Jr.	Director	August 19, 2005
/s/ JAMES T. MORTON James T. Morton	Director	August 19, 2005
/s/ C. WELLS HALL, III C. Wells Hall, III	Director	August 19, 2005
/s/ E. GENE STREET E. Gene Street	Director	August 19, 2005
/s/ JOHN D. HARKEY, JR. John D. Harkey, Jr.	Director	August 19, 2005

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Foulston Siefkin LLP.

23.1	Consent of Foulston Siefkin LLP (contained in Exhibit 5.1).

23.2	Consent of KPMG LLP.

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